EXHIBIT 10.11

                      AMENDED AND RESTATED CONSENT, WAIVER
                AND FIRST AMENDMENT TO ACQUISITION LOAN AGREEMENT

                  THIS AMENDED AND RESTATED CONSENT, WAIVER AND FIRST AMENDMENT TO ACQUISITION LOAN AGREEMENT, dated as of October 6, 2004 (the "AMENDMENT"), is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, in its capacity as agent (in such capacity, "AGENT") for the Lenders under the Loan Agreement referenced below, the Lenders party thereto, and INFOCROSSING, INC., a Delaware corporation ("BORROWER"). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement (as defined below).

                  WHEREAS, the Agent, Lenders and the Borrower have entered into that certain Acquisition Loan Agreement dated as of July 29, 2004 (the "ORIGINAL LOAN AGREEMENT", and as the same has been amended by that certain Consent, Waiver and First Amendment to Acquisition Loan Agreement dated as of October 1, 2004 (the "ORIGINAL AMENDMENT"), and may further be amended, supplemented, modified and/or restated and in effect from time to time, the "LOAN AGREEMENT");

                  WHEREAS, pursuant to the terms of the Original Amendment, Agent and Lenders (i) amended the Original Loan Agreement, (ii) acknowledged and consented to the Borrower making 12 equal monthly payments of approximately $50,000 to IBM (collectively, the "IBM LEASE PAYMENTS") in connection with the financing of certain software from IBM for a one-year period, (iii) consented to Borrower acquiring all of the equity of Verizon Information Technologies Inc. ("Target") for a purchase price of $43,500,000 (the "SUBJECT ACQUISITION") pursuant to the terms of that certain Purchase and Sale Agreement dated as of September 1, 2004 between Borrower and Verizon Data Services Inc and (iv) agreed that, except for the conditions set forth on Exhibit A attached hereto (the "WAIVED CONDITIONS"), Borrower has met the conditions set forth in the Loan Agreement (the "CATEGORY 3 ACQUISITION CONDITIONS") for the Subject Acquisition to qualify as a Category 3 Permitted;

                  WHEREAS, Agent, Lenders and Borrower have agreed to amend and restate in its entirety the Original Amendment with this Amendment to reflect further agreements with respect to the Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Amendment in its entirety as follows:

Section 1.        AMENDMENTS TO LOAN AGREEMENT.

(a) Section 1 of the Loan Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

          "Fleet": means Fleet National Bank.

          "Fleet Payroll Account": means any payroll account maintained by any Loan Party at Fleet.

          "Fleet Zero Balance Account": means any zero balance account maintained by any Loan Party at Fleet.

          "IHS": means Infocrossing Healthcare Services, Inc., a Delaware corporation (formerly known as Verizon Information Technologies Inc.).

          "IHS Transfer Costs": means expenditures for the acquisition of hardware and software to house the operations of IHS as such operations are transitioned off of the systems of Verizon Data Services Inc. and onto the systems of Borrower and/or one or more of Borrower's Subsidiaries.

(b) The definition of "Capital Expenditures" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are or should be capitalized under GAAP on a balance sheet of such Person; provided that, Capital Expenditures shall not include (i) investments that constitute Permitted Acquisitions pursuant to subsection 6.9(h) or
         (ii) IHS Transfer Costs incurred through Fiscal Year 2005.

(c) The definition of "Material Adverse Effect" in Section 1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "Material Adverse Effect": (i) a material adverse effect on
         (a) the condition (financial or otherwise), business, properties, assets, liabilities, operations or results of operations of the Borrower and the Subsidiaries, taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder, or
         (ii) any effect resulting from the assertion of any claim in excess of $4,000,000, individually or in the aggregate, against any Loan Party by any other Person with respect to any contract which constitutes or otherwise results in annual revenue to the Loan Parties, in the aggregate, in excess of $20,000,000.

(d) Section 5 of the Loan Agreement shall be amended by adding the following immediately following Section 5.13:

                  5.14 Separate Entities. (a) The Borrower and its Subsidiaries (other than IHS) (collectively, the "IFOX Entities"), on the one hand, and IHS, on the other hand, shall at all times maintain the accounts, books, resolutions and records of the IFOX Entities separate from the accounts, books and records of IHS.

                  (b) The IFOX Entities and IHS (i) have maintained and will maintain the books, records, resolutions and agreements of the IFOX Entities as official records and of IHS as official records, (ii) have not commingled and will not commingle the funds or assets of the IFOX Entities with those of IHS, (iii) have held and will hold the assets of the IFOX Entities in the names of the members thereof and the assets of IHS in the name of IHS, (iv) have conducted and will conduct the business of the IFOX Entities in the names of the members thereof and the business of IHS in the name of IHS, (v) have maintained and will maintain the financial statements, accounting records and other entity documents of the IFOX Entities separate from those of IHS, (vi) have paid and will pay the liabilities of the IFOX Entities out of the IFOX Entities' funds and assets and those of IHS out of IHS's funds and assets, (vii) have observed and will observe, with respect to the IFOX Entities and IHS, separately, all partnership, corporate or limited liability company formalities as applicable, (viii) have maintained and will maintain an arms-length relationship with their Affiliates, and have not entered and will not permit any of the IFOX Entities to enter into or be a party to, any transaction with IHS, or any partners, members, shareholders or Affiliates thereof, except in the ordinary course of business and on terms which are intrinsically fair and are not less favorable to the IFOX Entities than would be obtained in a comparable arms-length transaction with an unrelated third party, (ix) have allocated and will allocate fairly and reasonably as between the IFOX Entities and IHS shared expenses and overhead expenses, including, without limitation, shared office space, and as between the IFOX Entities and IHS, shall use separate stationery, invoices and checks,
         (x) have held and identified IHS and will hold IHS out and identify IHS as a separate and distinct entity from, and not as a division of any of, the IFOX Entities, and will not fail to correct any misunderstanding as to such separateness or distinction, (xi) have not paid and will not pay the salaries of the employees of IHS from the funds of any of the IFOX Entities, and (xii) have maintained and will maintain for IHS adequate capital for the normal obligations reasonably foreseeable in a business of IHS's size and character and in light of IHS's contemplated business operations; and, with respect to each of clauses (i) through (xii), in each case, unless otherwise agreed to in advance by Agent in its Permitted Discretion.

(e) Schedule 6.1(a) to the Loan Agreement is hereby replaced in its entirety by Substitute Schedule 6.1(a) attached hereto.

(f) Schedule 6.1(b) to the Loan Agreement is hereby amended to delete therefrom in its entirety the table of Minimum Adjusted EBITDA set forth therein and to substitute therefor the table of Minimum Adjusted EBIDTA set forth on Amended
Schedule 6.1(b) attached hereto.

(g) Subsection 6.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Fixed Charge Ratio. Permit for any period of four consecutive fiscal quarters ending on the date set forth on Schedule 6.1(c), the ratio of (a) Consolidated EBITDA for such period, minus Capital Expenditures (other than to the extent attributable to the incurrence of Financing Leases or other Indebtedness) during such period minus taxes paid in cash during such period, to (b) Consolidated Fixed Charges for such period to be less than the amount set forth opposite such period specified on Schedule 6.1(c).

(h) Subsection 6.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Indebtedness of the Borrower and any of its Subsidiaries (other than IHS) incurred to finance the acquisition of fixed or capital assets pursuant to one or more Financing Leases (other than Financing Leases used to finance IHS Transfer Costs incurred through Fiscal Year 2005) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $4,000,000 at any time outstanding, provided that such Indebtedness shall be created substantially simultaneously with the capitalization or recapitalization of such fixed or capital assets on the balance sheet of the Borrower and its Subsidiaries;

(i) Section 6.4 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section:


                  Notwithstanding anything contained in any of the foregoing clauses (a) through (c), Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, merge, consolidate or otherwise amalgamate with or into IHS.

(j) Section 6.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  6.17     Certain Bank Accounts.

                           (a) Fleet Accounts. To the extent Borrower has not entered into a Deposit Account Control Agreement with Fleet with regard to the Fleet Payroll Account and/or the Fleet Zero Balance Account, (i) permit the aggregate amount on deposit in the Fleet Payroll Account at any one time to exceed the aggregate amount reasonably necessary to fund the payroll requirements of Borrower and its Subsidiaries in the ordinary course of business or (ii) permit the aggregate amount on deposit in the Fleet Zero Balance Account to exceed zero dollars ($0.00) at any time, as the case may be.

Section 2. CONSENTS. Subject to the terms hereof, Agent and Lenders hereby (i) acknowledge and consent to the IBM Lease Payments, (ii) irrevocably waive the Waived Conditions as a requirement for determining whether or not the Subject Acquisition constitutes a Permitted Acquisition, (iii) irrevocably consent to the consummation of the Subject Acquisition (iv) consent to Target establishing deposit accounts with Fleet so long as such accounts are subject to a Deposit Account Control Agreement, (v) consent to the execution and delivery by (A) Borrower of that certain Addendum to Stock Pledge Agreement dated of even date herewith and (B) IHS of that certain Joinder to Security Agreement of even date herewith. The foregoing are limited consents and the execution and delivery of this Amendment does not constitute (a) a waiver by Agent or any Lender of any Default or Event of Default now or hereafter existing or any other term or provision of the Loan Agreement or any other Loan Document or (b) a course of conduct or dealing among the parties. Each of the Addendum to Stock Pledge Agreement and Joinder to Security Agreement referred to above shall be deemed to be Loan Documents.

Section 3. CONDITIONS. This Amendment shall be subject to satisfaction of the following conditions precedent or concurrent, after giving effect to this
Amendment:

(a) the representations and warranties contained herein and in all other Loan Documents shall be true and correct in all material respects as of the date hereof, except for such representations and warranties limited by their terms to a specific date;

(b) no Default or Event of Default shall be in existence;

(c) the Borrower shall have delivered to the Agent an executed original copy of this Amendment and each other agreement, document or instrument reasonably requested by the Agent in connection with this Amendment, each in form and substance reasonably satisfactory to Agent and Lenders;

(d) the Borrower shall have paid all fees, costs and expenses owed to and/or incurred by the Agent and Lenders arising in connection with the Loan Documents and/or this Amendment; and

(e) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent.

Section 4. DELIVERY OF ADDITIONAL DOCUMENTS. The Borrower shall deliver, or caused to be delivered, to the Agent each the following within the respective time periods:

     (a) (i) As soon as possible, but in any event before November 30, 2004, IHS shall use reasonable best efforts to deliver or cause to be delivered to Agent (A) a landlord waiver and consent in form and substance reasonably satisfactory to Agent for each leased real property located in (y) Jefferson City, Missouri and (z) Phoenix, Arizona and (B) a Collateral Assignment of Leases in the form previously negotiated with Agent; and (ii) a landlord waiver and consent in form and substance reasonably satisfactory to Agent contemporaneously with the lease of new office space by IHS, if any, in replacement of the office space currently licensed in Tampa, Florida. The parties hereto agree that so long as IHS fails to obtain all of the foregoing landlord waivers and consents by the dates required above, Agent shall have the right, in its sole and absolute discretion, to charge IHS a fully earned collateral agent's fee of $5,000 per month, payable on the first day of each month thereafter until so obtained.

     (b) As soon as possible, but in any event before October 30, 2004, Borrower shall deliver or cause to be delivered to Agent a final draft of the employment and option agreement between IHS and Michael Luebke (the "LUEBKE Agreement"). The parties hereto agree that so long as IHS fails to obtain such agreement, Agent shall have the right, in its sole and absolute discretion, to charge IHS a fully earned collateral agent's fee of $1,000 per month, payable on the first day of each month thereafter until so obtained.

     (c) As soon as possible, but in any event before November 8, 2004, (i) fully executed Deposit Account Control Agreements (y) from Fleet in the forms previously negotiated with Agent and Fleet, to the extent any Loan Party maintains a deposit account at Fleet and (z) from each other bank and financial institution with which any Loan Party maintains a deposit account not subject to a Deposit Account Control Agreement, if any, in form and substance reasonably satisfactory to Agent, and (ii) an opinion from Borrower's legal counsel with respect to such Deposit Account Control Agreements, in form and substance substantially similar to the terms previously negotiated between the parties hereto. Any failure to comply with either of the foregoing clauses (i) or (ii) within such time period shall constitute and be deemed an Event of Default under the Loan Agreement.

     (d) As soon as possible, but in any event before October 8, 2004, Borrower shall deliver or cause to be delivered to Agent a good standing certificate from the New Jersey Secretary of State for ETG, Inc. The parties hereto agree that so long as Borrower fails to obtain such certificate, Agent shall have the right, in its sole and absolute discretion, to charge Borrower a fully earned collateral agent's fee of $1,000 per month, payable on the first day of each month hereafter.

Section 5. LOAN AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, the Loan Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, or constitute a waiver of any provision of the Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, Agent and Lenders reserve all rights, remedies, powers, or privileges available under the Loan Agreement, the other Loan Documents, at law or otherwise. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the "Loan Agreement" or "Credit Agreement" shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment.

Section 6. REPRESENTATIONS. Borrower hereby represents and warrants to Agent and Lenders as follows:


                  (a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization;

                  (b) the execution, delivery and performance by it of this Amendment and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene
(i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law;

                  (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Documents executed and/or delivered in connection herewith by or against it;

                  (d) this Amendment and all other Loan Documents executed and/or delivered in connection herewith has been duly executed and delivered by it;

                  (e) this Amendment and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity;

                  (f) except for the Waived Conditions, Borrower has met the Category 3 Acquisition Conditions;

                  (g) after giving effect to this Amendment and the consummation of the Subject Acquisition, it is not in default under the Loan Documents and no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment or the consummation of the Subject Acquisition; and

                  (h) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date.

Section 7.        MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(b) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Loan Agreement. This Amendment shall be considered part of the Loan Agreement and shall be a Loan Document for all purposes under the Loan Agreement and other Loan Documents.

(c) This Amendment, the Loan Agreement and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

(e) Borrower may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Amendment shall be construed as a delegation to Agent or Lenders of Borrower's or any Guarantor's duty of performance, including, without limitation, any duties under any account or contract in which Agent has or Lenders have a security interest or Lien. This Amendment shall be binding upon the Borrower and its successors and assigns.

(f) Borrower shall pay all costs and expenses incurred by Agent and Lenders or any of their affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches) and reasonable attorneys' fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this Amendment and the documents, agreements and instruments contemplated hereby and all related agreements, documents and instruments, and all of the same shall be part of the Obligations. If Agent, any Lender or any of their affiliates uses in-house counsel for any of the purposes set forth above the Borrower expressly agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Person in its sole discretion for the work performed.

(g) Borrower hereby (i) agrees that this Amendment shall not limit or diminish the obligations of Borrower under the Loan Documents, (ii) reaffirms its obligations under each of the Loan Documents to which it is a party, and (iii) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.

(h) All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

(i) BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AMENDMENT.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties has duly executed this Amendment as of the day and year first written above.


                               INFOCROSSING, INC.,
                               a Delaware corporation, as Borrower


                               By:      /s/ ZACH LONSTEIN
                                        ----------------------------------
                               Name:    Zach Lonstein
                               Title:   Chairman and CEO


                               CAPITALSOURCE FINANCE LLC,
                               as Agent and a Lender

                               By:      /s/ STEVEN A. MUSELES
                                        ----------------------------------
                               Name:    Steven A. Museles
                               Title:   Senior Vice President

                                    EXHIBIT A

                                WAIVED CONDITIONS


         1. The Borrower has entered into an agreement to lease certain software from IBM for a one-year period (the "IBM Lease Agreement"), pursuant to which IBM Lease Agreement the Borrower is required to make 12 equal monthly payments of approximately $50,000 to IBM. Such monthly payments are considered by the Agent to be Indebtedness under the Acquisition Loan Agreement and, as a result of the incurrence of such Indebtedness by the Borrower, as of the date of execution of the IBM Lease Agreement, the Borrower had unsecured Indebtedness of approximately $1,260,000, which amount exceeds the $1,000,000 amount of unsecured Indebtedness permitted to be incurred by Borrower pursuant to Section 6.2(j) of the Acquisition Loan Agreement.

         2. The Borrower has not furnished to Agent and Lenders an executed term sheet and/or commitment letter with respect to the Acquisition, as no such document exists. The Borrower has not furnished a final draft of the employment and option agreement with Michael Luebke. Such agreement will be promptly delivered to the Agent, and in no event later than thirty (30) days from the date hereof.

         3. The Agent has informed the Borrower that the Agent and the Required Lenders will deliver consent to the Acquisition at the closing of the Acquisition Advance.

         4. As an accommodation to the Borrower, the Agent performed the searches referred to in paragraph (n) of Exhibit A to the Officer's Certificate of the Borrower dated the date hereof (the "Officer's Certificate") based on information provided to the Agent by the Borrower. To the best of the Borrower's knowledge, the Target is not subject to any Liens in favor of any Persons (other than Liens otherwise permitted under the Acquisition Loan Agreement).

         5. The certification contained in paragraph (u) of Exhibit A to the Officer's Certificate is qualified by the following: (a) to Borrower's knowledge, the September 30, 2004 financial statement and balance sheet of the Target, which has not been reviewed by the Borrower prior to the date of this certification, will not disclose any liabilities or obligations with respect to Target which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and (b) to Borrower's knowledge, the matters described in Schedule 3.1.7(b)(1) to the Purchase and Sale Agreement dated as of September 1, 2004 between the Borrower and Verizon Data Services Inc. could reasonably be expected to have a Material Adverse Effect.

         6. The certification contained in paragraph (w) of Exhibit A to the Officer's Certificate is qualified by the following: to Borrower's knowledge, no Material Adverse Effect has occurred or exists.

         7. The Agent has not received an opinion of counsel to Seller in respect of the Acquisition.

                           SUBSTITUTE SCHEDULE 6.1(A)

                                 Leverage Ratio

       Fiscal quarter ended                          Ratio

           June 30, 2004                       2.50 to 1.00
         September 30, 2004                    2.50 to 1.00
         December 31, 2004                     2.75 to 1.00
           March 31, 2005                      2.75 to 1.00
           June 30, 2005                       2.50 to 1.00
         September 30, 2005                    2.50 to 1.00
         December 31, 2005                     2.50 to 1.00
           March 31, 2006                      2.50 to 1.00
           June 30, 2006                       2.50 to 1.00
         September 30, 2006                    2.25 to 1.00
         December 31, 2006                     2.25 to 1.00
           March 31, 2007                      2.25 to 1.00
           June 30, 2007                       2.25 to 1.00
         September 30, 2007                    2.00 to 1.00
         December 31, 2007                     2.00 to 1.00
           March 31, 2008                      2.00 to 1.00
           June 30, 2008                       2.00 to 1.00
         September 30, 2008                    1.75 to 1.00
         December 31, 2008                     1.75 to 1.00
The last day of each Fiscal Quarter            1.75 to 1.00
             thereafter

                             AMENDED SCHEDULE 6.1(B)

The Minimum Adjusted EBITDA table in Schedule 6.1(b) shall be deleted and replaced with the following Minimum Adjusted EBITDA table:

       Fiscal quarter ended                          Amount*
       ---------------------                         ------

           June 30, 2004                       $12,300,000
         September 30, 2004                    $15,000,000
         December 31, 2004                     $25,300,000
           March 31, 2005                      $27,300,000
           June 30, 2005                       $29,800,000
         September 30, 2005                    $31,300,000
         December 31, 2005                     $32,300,000
           March 31, 2006                      $33,300,000
           June 30, 2006                       $33,300,000
         September 30, 2006                    $33,300,000
         December 31, 2006                     $33,300,000
           March 31, 2007                      $36,300,000
           June 30, 2007                       $36,300,000
         September 30, 2007                    $36,300,000
         December 31, 2007                     $36,300,000
           March 31, 2008                      $36,300,000
           June 30, 2008                       $36,300,000
         September 30, 2008                    $36,300,000
         December 31, 2008                     $36,300,000
The last day of each Fiscal Quarter            $36,300,000
             thereafter